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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Global Telecommunication Solutions, Inc.:


We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.



/s/ KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania


May 22, 1997